UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Destiny Tech100 Inc.
(Exact name of registrant as specified in its charter)

Maryland	(see below)
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Lavaca Street, #144, Austin, TX	78701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock of the Registrant	NYSE

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-264909

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant's Securities to be Registered

The registration statement on Form 8-A relates to the registration of common stock, par value $0.00001 per share (the “Common Stock”), of Destiny Tech100 Inc., a Maryland corporation (the “Company”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the listing of the Common Stock on the New York Stock Exchange (“NYSE”). The description of the Common Stock set forth in the Company’s Registration Statement on Form N-2, as amended from time to time (File No. 333-264909) initially filed with the Securities and Exchange Commission on May 13, 2022 (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and is subsequently filed is hereby also incorporated by reference herein.

The Company to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Common Stock	86-1352850

Item 2.	Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1	Company’s Amended Registration Statement on Form N-2/A (File No. 333-264909) filed with the Securities and Exchange Commission on June 29, 2023 (incorporated herein by reference).
2	Articles of Incorporation, previously filed as an exhibit to the Company's Registration Statement on Form N-2 (File No. 333-264909), filed with the Securities and Exchange Commission on May 13, 2022.
3	Amended and Restated Bylaws, previously filed as an exhibit to the Company's Amended Registration Statement on Form N-2/A (File No. 333-264909), filed with the Securities and Exchange Commission on June 29, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 24, 2023

Destiny Tech100 Inc.

By:	/s/ Sohail Prasad
Sohail Prasad
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1	Company’s Amended Registration Statement on Form N-2/A (File No. 333-264909) filed with the Securities and Exchange Commission on June 29, 2023 (incorporated herein by reference).
2	Articles of Incorporation, previously filed as an exhibit to the Company's Registration Statement on Form N-2 (File No. 333-264909), filed with the Securities and Exchange Commission on May 13, 2022.
3	Amended and Restated Bylaws, previously filed as an exhibit to the Company's Amended Registration Statement on Form N-2/A (File No. 333-264909), filed with the Securities and Exchange Commission on June 29, 2023.